Exhibit 99.2

TeraWulf Reports Preliminary Third Quarter 2025 Financial Results

Strong year-over-year growth reflects strategic repositioning to HPC hosting and continued growth momentum

EASTON, Md., October 28, 2025 (GLOBE NEWSWIRE) -- TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner and operator of vertically integrated, low-carbon digital infrastructure, today announced preliminary financial results for the third quarter ended September 30, 2025.

The Company expects revenue for the third quarter of 2025 to be between $48 million and $52 million, representing an approximate 84% increase compared to the $27 million reported in the third quarter of 2024. The Company also expects to report adjusted EBITDA of between $15 million and $19 million, versus $6 million in the third quarter of 2024.

Leadership Commentary

“Our preliminary results reflect continued strength in our operating performance and the early benefits of repositioning Lake Mariner for high-performance compute workloads,” said Patrick Fleury, Chief Financial Officer of TeraWulf. “We are successfully executing against the strategy we outlined earlier this year: converting our advantaged infrastructure positions into long-duration contracted HPC capacity backed by investment-grade counterparties.”

“With more than 510 MW of contracted critical IT load now secured, including the new JV announced today, we are operating at a commercial run-rate consistent with our forward strategy of contracting an additional 250 to 500 MW per year. This reinforces the scalability of our platform and our ability to unlock value through disciplined capital deployment alongside world-class partners.”

Preliminary Results Notice

The preliminary estimated financial results included in this release for the third quarter ended September 30, 2025 are preliminary, unaudited and subject to completion, and may change as a result of management’s continued review. Such preliminary results are subject to the finalization of quarter-end financial and accounting procedures. The preliminary financial results represent management estimates that constitute forward-looking statements subject to risks and uncertainties. As a result, the preliminary financial results may materially differ from the actual results when they are completed and publicly disclosed.

These preliminary results should not be viewed as a substitute for the Company’s full third quarter financial statements and do not present all information necessary for a complete understanding of financial performance. TeraWulf expects to release full third quarter results in November 2025.

Non-GAAP Financial Information

To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose Adjusted EBITDA as a non-GAAP measure. This measure is not a financial measure calculated in accordance with GAAP, and it should not be considered as a substitute for net income, operating income, or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected Adjusted EBITDA to the most comparable GAAP measure of net income/(loss). Providing net income/(loss) is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income/(loss), including but not limited to asset impairments and income tax valuation adjustments. Reconciliations of this non-GAAP measure with the most comparable GAAP measure for historical periods is indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.terawulf.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

About TeraWulf

TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to delivering scalable, low-carbon compute capacity for next-generation AI and HPC customers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (3) TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in TeraWulf’s filings with the SEC, which are available at www.sec.gov.

Contacts

Investors: investors@terawulf.com

Media: media@terawulf.com